Exhibit 10.21

                             THIRD AMENDMENT TO THE
                            O'REILLY AUTOMOTIVE, INC.
                             1993 STOCK OPTION PLAN


         WHEREAS, O'Reilly Automotive, Inc. (the "Company") has heretofore adopted, and subsequently amended the O'Reilly Automotive, Inc. 1993 Stock Option Plan (the "Plan"), under which shares of the Company's common stock, par value $.01 per share (the "Common Stock"), may be issued upon the exercise of incentive and nonqualified stock options granted pursuant to and in accordance with the terms of the Plan; and

         WHEREAS, Article VIII of the Plan empowers the Board of Directors to alter and amend the Plan; and,

         WHEREAS, in order to provide a continuing means of fulfilling the purpose of the Plan, the Board of Directors of the Company has authorized the amendment of the Plan to increase the number of shares of Common Stock issuable upon the exercise of options granted thereunder from 2,000,000 to 3,000,000; and

         WHEREAS, the stockholders of the Company approved the amendment of the Plan to so increase the number of shares of Common Stock issuable thereunder (from 2,000,000 to 3,000,000) at a meeting duly called and held on May 5, 1998;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. The first sentence of Article III of the Plan is hereby deleted in its entirety, and the following substituted in lieu thereof to constitute the first sentence of said Article III from and after the effectiveness of this
Amendment:

                  "The aggregate number of shares which may be issued under the Plan shall not exceed 3,000,000 shares of Stock."

         2. The provisions of this Amendment shall be effective as of May 6, 1998.

         3. Except and to the extent hereinabove set forth, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, this Amendment is dated as of the 6th day of May, 1998.



                                           By:    /s/ Charles H. O'Reilly, Jr.
                                                  Charles H. O'Reilly, Jr.
                                                  Chairman of the Board